United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2015

Date of Report (Date of earliest event reported)

SAKER AVIATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Street, Pier 6 East River, New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(212) 776-4046

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2015, Saker Aviation Services, Inc. (the “Company”) entered into an Amendment to Stock Purchase Agreement by and between the Company and Warren A. Peck (the “Amendment”), amending that certain Stock Purchase Agreement effective as of June 30, 2015, by and between the Company and Warren A. Peck (the “Agreement”). The Amendment amended Sections 11.1(b) and 11.1(c) of the Agreement to extend the outside date for closing from August 31, 2015 to September 30, 2015. If the transaction does not close by September 30, 2015, either party may elect to terminate the Agreement.

The Company will include the Amendment as an exhibit with its next Quarterly Report on Form 10-Q. The above summary of the Amendment is qualified in its entirety by reference to such exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2015		saker aviation services, inc.

	By:	/s/ Ronald J Ricciardi
Ronald J. Ricciardi
President